Exhibit 25

                 MERCANTILE BANKSHARES CORPORATION
                         POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that the undersigned Directors of MERCANTILE BANKSHARES CORPORATION, a Maryland Corporation, hereby constitute and appoint H. FURLONG BALDWIN and EDWARD K. DUNN, JR., or either of them acting alone, the true and lawful agents and attorneys in fact of the undersigned in each case with full power and authority in either of said agents and attorneys in fact, to sign for the undersigned and in their respective names as Directors of the Corporation the Annual Report of the Corporation to the Securities and Exchange Commission for the year 1994, on Form 10-K, filed under the Securities Exchange Act of 1934, as amended, and any amendment or amendments to such Form 10-K hereby ratifying and confirming all acts taken by such agents and attorneys in fact, or either of them, as herein authorized.

Date:          March 14, 1995


/s/ Douglas W. Dodge   Director         /s/ Bishop L. Robinson   Director
Douglas W. Dodge                         Bishop L. Robinson


/s/ Robert D. Kunisch   Director        /s/ Thomas M. Bancroft, Jr.  Director
Robert D. Kunisch                        Thomas M. Bancroft, Jr.


/s/ Christian H. Poindexter  Director   /s/ B. Larry Jenkins      Director
Christian H. Poindexter                  B. Larry Jenkins


/s/ William C. Richardson    Director   /s/ Richard O. Berndt       Director
William C. Richardson                    Richard O. Berndt


/s/ Morris W. Offit         Director    /s/ William J. McCarthy      Director
Morris W. Offit                          William J. McCarthy


/s/ Brian B. Topping        Director                                  Director
Brian B. Topping


/s/ George L. Bunting, Jr.   Director                                  Director
George L. Bunting, Jr.


/s/ Donald J. Shepard        Director                                  Director
Donald J. Shepard


/s/ James A. Block           Director                                  Director
James A. Block


/s/ Calman J. Zamoiski, Jr.  Director                                  Director
Calman J. Zamoiski, Jr.